As filed with the Securities and
Exchange Commission on November 21, 1997              REGISTRATION NO.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                         WARWICK COMMUNITY BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                   06-1497903
      (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

                                18 OAKLAND AVENUE
                          WARWICK, NEW YORK 10990-0591
                                 (914) 986-2206
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                            THE WARWICK SAVINGS BANK
                               401(K) SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                               Timothy A. Dempsey
                 President, Chief Executive Officer and Trustee
                         Warwick Community Bancorp, Inc.
                                18 Oakland Avenue
                          Warwick, New York 10990-0591
                                 (914) 986-2206

                                    Copy to:

                           Douglas J. McClintock, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
             (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER
                      AND AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                                                      CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                         Amount to be    Proposed Maximum Offering        Proposed Maximum             Amount of
Title of Securities to be Registered    Registered(1)       Price Per Share (2)       Aggregate Offering Price (2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $.01 par value         600,000 shares            $10.00                     $6,000,000                $1,818.18
------------------------------------------------------------------------------------------------------------------------------------
  Plan Participation Interests(3)            --                      --                          --                        --
====================================================================================================================================

(1) Based on the estimated number of shares of common stock of Warwick Community Bancorp, Inc. ("Warwick") under The Warwick Savings Bank 401(k) Savings Plan (the "Plan") with the current assets of the Plan and the projected contributions to the Plan through December 1, 2002.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of common stock of Warwick Community Bancorp, Inc. ("Warwick") offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of Warwick common stock are being offered to the public pursuant to the Registration Statement on Form S-1 (Registration No.333-36021).

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

            Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not required to be filed with the Commission.


            Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-23293) are incorporated by reference in this registration statement:

     (1) the Registrant's Registration Statement on Form S-1 dated September 19, 1997, Registration No. 333-36021, as amended by Pre-Effective Amendment No. 1 to Form S-1 dated October 30, 1997, and any amendments thereto; and

     (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form S-1 dated September 19, 1997, Registration No. 333-36021, as amended by Pre-Effective Amendment No. 1 to Form S-1 dated October 30, 1997, and any amendments thereto.

            All documents filed by the Registrant pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            Warwick Community Bancorp, Inc. will provide without charge to each person to who this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:
Nancy L. Sobotor-Littell, Corporate Secretary and Director of Human Resources, The Warwick Savings Bank, 18 Oakland Avenue, Warwick, New York 10990. Telephone requests may be directed to (914) 986-2206.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145, as amended, of the Delaware General Corporation Law ("GCL"). The following is an extract from Article IX of the Certificate of Incorporation of the Registrant concerning indemnification of directors and officers:

                        LIMITATION OF DIRECTOR LIABILITY

            A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the GCL as the same exists or may hereafter be amended.

            Any amendment, termination or repeal of this Article IX or any provisions hereof shall not adversely affect or diminish in any way any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the time of the final adoption of such amendment, termination or repeal.

            In addition to any requirements of law or of any other provisions of this Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon shall be required to amend, alter, rescind or repeal any provision of this Article IX.

            SECTION 1. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article X, but subject to Section 7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board of Directors.

            SECTION 2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and expenses) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding anything contained in this Article X, but subject to Section 7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit, or part thereof, was authorized or consented to by the Board of Directors.

            SECTION 3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF A SUCCESSFUL PARTY. To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 1 or 2 of this
     Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees and expenses) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

            SECTION 4. INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

            To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

            SECTION 5. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article X (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in
     Section 1 or 2 of this Article X. Any indemnification under Section 4 of this Article X (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determinations shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum of the Board of Directors, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion or (d) by the shareholders of the Corporation. To obtain indemnification under this Article X, any person referred to in Section 1, 2, 3 or 4 of this Article X shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

            SECTION 6. ADVANCEMENT OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees and expenses) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 1 or 2 of this Article X shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; PROVIDED, HOWEVER, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking, by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article X or by law. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

            SECTION 7. PROCEDURE FOR INDEMNIFICATION. Any indemnification under
     Section 1, 2, 3 or 4 of this Article X or advancement of costs, charges and expenses under Section 6 of this Article X shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by shareholders which will be determined at the next annual or special meeting of shareholders), upon the written request of the director or officer. The right to indemnification or advancement of expenses as granted by this Article X shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction in the event the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty (60) days of the request. Such person's costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6 of this Article X where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or 2 of this Article X, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent counsel and its shareholders) to have made a determination prior to the commence-ment of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article X, nor the fact that there has been an actual determination by the Corporation (including its directors, its independent counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            SECTION 8. SETTLEMENT. The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If, in any action, suit or proceeding (including any appeal) within the scope of Section 1 or 2 of this Article X, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article X, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.

            SECTION 9. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION; INDIVIDUAL CONTRACTS. The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any By-Law, agreement, policy of indemnification insurance or vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of any such person. Nothing contained in this Article X shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article X shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article X is in effect.

            SECTION 10. SAVINGS CLAUSE. If this Article X or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and may indemnify each em-ployee or agent, of the Corporation as to any costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

            SECTION 11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under the Certificate of Incorporation or applicable law; PROVIDED, HOWEVER, that such insurance is available on acceptable terms as determined by a vote of the Board of Directors. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an indemnification insurance policy for any costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this Article X, the By-Laws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.


ITEM 8.     EXHIBITS.

            4.1      The Warwick Savings Bank 401(k) Savings Plan and
                     Trust, effective as of March 1, 1987, amended and restated effective as of May 6, 1996, incorporated by reference to the Registrant's Registration Statement on Form S-1, dated September 19, 1997, as amended, Registration No. 333-36021, and any amendments thereto.
            4.2 Form of Trust Agreement by and between The Warwick Savings Bank and Marine Midland Bank for The Warwick Savings Bank 401(k) Plan Employer Stock Fund.

            4.4      Certificate of Incorporation of Warwick Community
                     Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated September 19, 1997, as amended, Registration
                     No. 333-36021, and any amendments thereto.
            4.5 By-Laws of Warwick Community Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated September 19, 1997, Registration No. 333-36021, and any amendments thereto.
            5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
            23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
            23.2     Consent of Arthur Andersen, LLP.


ITEM 9.     UNDERTAKINGS.

         A. QUALIFICATION OF PLAN. The undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

         B. RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         D. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         E. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Warwick, State of New York on the 21st day of November, 1997.

                                  Warwick Community Bancorp, Inc.
                                  (Registrant)


                                  By: /s/ Timothy A. Dempsey
                                       --------------------------------------
                                       Timothy A. Dempsey
                                       President, Chief Executive Officer and
                                       Director

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                         TITLE                                DATE
              ---------                                         -----                                ----
 /s/ Timothy A. Dempsey                          President, Chief Executive Officer            November 21, 1997
----------------------------------------------   (Principal Executive Officer) and
Timothy A. Dempsey                               Director

 /s/ Ronald J. Gentile                           Executive Vice President, Chief               November 21, 1997
----------------------------------------------   Operating Officer (Principal Financial
Ronald J. Gentile                                Officer) and Director

 /s/ Frances M. Gorish                           Director                                      November 21, 1997
----------------------------------------------
Frances M. Gorish

 /s/ R. Michael Kennedy                          Director                                      November 21, 1997
----------------------------------------------
R. Michael Kennedy

 /s/ Fred M. Knipp                               Director                                      November 21, 1997
----------------------------------------------
Fred M. Knipp

 /s/ Emil R. Krahulik                            Director                                      November 21, 1997
----------------------------------------------
Emil R. Krahulik

              SIGNATURE                                         TITLE                                DATE
              ---------                                         -----                                ----
 /s/ Thomas F. Lawrence, Jr.                     Director                                      November 21, 1997
----------------------------------------------
Thomas F. Lawrence, Jr.

 /s/ Henry L. Neilsen, Jr.                       Director                                      November 21, 1997
----------------------------------------------
Henry L. Neilsen, Jr.

 /s/ John W. Sanford III                         Director                                      November 21, 1997
----------------------------------------------
John W. Sanford III

 /s/ Robert N. Smith                             Director                                      November 21, 1997
----------------------------------------------
Robert N. Smith

            Pursuant to the requirements of the Securities Exchange Act of 1933, the directors (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Warwick, State of New York, on November 21, 1997.

                                  The Warwick Savings Bank
                                  401(k) Savings Plan (Registrant)





                                  By: /s/ Nancy Sobotor-Littell
                                     -------------------------------------------
                                       Nancy Sobotor-Littell
                                       Plan Administrator

                              EXHIBIT INDEX



EXHIBIT                                                                     PAGE
NUMBER                             DESCRIPTION                               NO.
------                             -----------                               ---


 4.1      The Warwick Savings Bank 401(k) Savings Plan and Trust,
          effective as of March 1, 1987, amended and restated effective as of May 6, 1996, incorporated by reference to the
          Registrant's Registration Statement on Form S-1, dated
          September 19, 1997, Registration No. 333-36021, and any
          amendments thereto ................................................
 4.2      Form of Trust Agreement by and between The Warwick Savings
          Bank and Marine Midland Bank for The Warwick Savings Bank
          401(k) Savings Plan Employer Stock Fund............................
 4.4      Certificate of Incorporation of Warwick Community Bancorp,
          Inc., incorporated by reference to the Registrant's
          Registration Statement on Form S-1, dated September 19, 1997,
          Registration No. 333-36021, and any amendments thereto.............
 4.5 By-Laws of Warwick Community Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form
          S-1, dated September 19, 1997, Registration No. 333 -36021, and any amendments thereto.........................................
 5.       Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.................
23.1      Consent of Thacher Proffitt & Wood (included in Exhibit 5
          hereof)............................................................
23.2      Consent of Arthur Andersen LLP.....................................